EXHIBIT 10.1

[LETTER HEAD OF WELLS FARGO BANK]

October 25, 2002

Staar Surgical Company
1911 Walker Avenue
Monrovia, California 91016

Attention:	John Bily
Chief Financial Officer

Re:	Second Amendment to Amended and Restated Credit Agreement

Ladies and Gentlemen:

          We refer to the Amended and Restated Credit Agreement dated as of March 29, 2002, as amended by a First Amendment to Amended and Restated Credit Agreement dated July 31, 2002 (said Agreement, as so amended, herein called the “Credit Agreement”) between Staar Surgical Company, a Delaware corporation (the “Borrower”), and Wells Fargo Bank, National Association, a national banking association (the “Bank”).  Terms defined in the Credit Agreement and not otherwise defined herein have the same meanings when used herein.

          1.     Amendments to Credit Agreement.  As of the effective date of this letter amendment but subject to satisfaction of the terms and conditions specified herein, the Credit Agreement is hereby amended as set forth below.

                  The table set forth in Section 1.2(c) of the Credit Agreement is amended in full to read as follows:

Level	Funded Debt to EBITDA Ratio	Applicable Interest Margin

(Effective October 1, 2002)
1	>0.00:1.00 but <2.00:1.00	1.00% per annum
2	>2.00:1.00 but <4.00:1.00	2.00% per annum
3	>4.00:1.00 but <6.00:1.00	3.00% per annum
4	>6.00:1.00 or <0.00:1.00	5.00% per annum

Staar Surgical Company
October 25, 2002

               The table set forth in Section 1.2(f) of the Credit Agreement is amended in full to read as follows:

Level	Funded Debt to EBITDA Ratio	Applicable Fee Rate

(Effective October 1, 2002)
1	>0.00:1.00 but <2.00:1.00	0.25% per annum
2	>2.00:1.00 but <4.00:1.00	0.50% per annum
3	>4.00:1.00 but <6.00:1.00	0.75% per annum
4	>6.00:1.00 or <0.00:1.00	1.25% per annum

               Section 4.3 of the Credit Agreement is further amended by deleting the word “and” immediately after the semicolon in subsection (i), by re-lettering subsection (j) as subsection (k) and by inserting a new subsection (j) to read as follows:

“(j) not later than November 29, 2002, receipt of fiscal year 2003 projections; and.”

               Section 4.9 of the Credit Agreement is amended by restating subsections (b) and (e) in full to read as follows:

               “(b)  Tangible Net Worth, tested as of the last day of each fiscal month commencing with August of 2002, not less than $26,500,000 for August of 2002 and not less than $24,000,000 thereafter, with ‘Tangible Net Worth’ being defined as the aggregate of total stockholders’ equity plus subordinated debt less any intangible assets;

                “(e)  net operating loss not more than: (i) $750,000 for October of 2002, (ii) $400,000 for November of 2002 and (iii) net operating income not less than $1 thereafter, with ‘net operating income or loss’ being defined as income or loss before interest income or expense, equity in earnings of any unconsolidated affiliate, currency-exchange gains or losses, any other income or expenses, taxes and minority interests in affiliates;”

               (e)       Schedule 3 to the Credit Agreement is amended in full to be in the form attached hereto as Schedule 3.

          2.     Waiver of Events of Default under Credit Agreement.  As of the effective date of this letter amendment but subject to satisfaction of the terms and conditions specified herein, the Bank

Staar Surgical Company
October 25, 2002

hereby waives the Events of Default caused by the Borrower’s violation of the covenant contained in Section 4.9(e) of the Credit Agreement with respect to August and September of 2002.

          3.     Representations and Warranties.  The Borrower hereby represents and warrants for the benefit of the Bank that (a) the representations and warranties of the Borrower contained in the Loan Documents are correct in all material respects on and as of the effective date of this letter amendment, before and after giving effect to the same, as if made on and as of such date, and (b) no event has occurred and is continuing, or would result from the effectiveness of this letter amendment, that constitutes an Event of Default.

          4.     Conditions Precedent.  This letter amendment shall become effective as of the date first set forth above, when and if (a) the Borrower and the Bank execute counterparts of this letter amendment and deliver them to each other, and (b) the Bank receives from the Borrower an amendment fee in the amount of $10,750 (i.e., 0.25% of $4,300,000).

          5.     Release of Claims.  The Borrower represents and warrants to the Bank that it has diligently and thoroughly investigated the existence of any Claim (as defined below) and that, to its knowledge and belief, no Claim exists and no facts exist that could give rise to or support a Claim.  As additional consideration for the Bank’s entering into this letter amendment, the Borrower and each of its agents, employees, directors, officers, attorneys, affiliates, subsidiaries, successors and assigns (each a “Releasing Party”) hereby release and forever discharge the Bank and each of its agents, direct and indirect shareholders, employees, directors, officers, attorneys, branches, affiliates, subsidiaries, successors and assigns (each a “Released Party”) from any and all damages, losses, claims, demands, liabilities, obligations, actions and causes of action whatsoever (collectively “Claims”) that the Releasing Parties or any of them may, as of the effective date of this letter amendment, have or claim to have against any or all of the Released Parties, in each case whether currently known or unknown or with respect to which the facts are known (or should have been known), that could give rise to or support a Claim on account of or in any way relating to, arising out of or based upon any Loan Document, any amendment, waiver or other modification with respect thereto, the negotiation or documentation hereof or thereof, any of the transactions contemplated hereby or thereby, or any action or omission in connection with any of the foregoing, including all such damages, losses, claims, demands, liabilities, obligations, actions and causes of action heretofore sustained or that may arise as a consequence of the dealings between the parties up to the effective date of this letter amendment in connection with or in any way related to any Loan Document or any amendment, waiver or other modification with respect thereto.  Each Releasing Party further represents and warrants that it has not heretofore assigned, and covenants and agrees that it will not hereafter sue any Released Party upon, any Claim released or purported to be released under this section.  Each Releasing Party will indemnify and hold harmless the Released Parties against any loss or liability on account of any actions brought by any Releasing Party or its assigns or prosecuted on behalf of any Releasing Party and relating to any Claim released or purported to be released under this section.  It is further understood and agreed that any and all rights under the provisions of Section 1542 of the California Civil Code are expressly waived by each of the Releasing Parties.  Section 1542 of the California Civil Code provides as follows:

Staar Surgical Company
October 25, 2002

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

          7.     Reference to and Effect on Loan Documents.  On and after the effective date of this letter amendment, (a) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this letter amendment, and (b) each reference in the other Loan Documents to “the Line of Credit Note,” “thereunder,” “thereof,” “therein” or words of like import referring to the Line of Credit Note shall mean and be a reference to the new Line of Credit Note executed by the Borrower in connection with this letter amendment.  The Credit Agreement, as amended by this letter amendment, is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

          8.     Execution in Counterparts.  This letter amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment.

Staar Surgical Company
October 25, 2002

          9.     GOVERNING LAW.  THIS LETTER AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO THE CHOICE-OF-LAW PRINCIPLES THEREOF.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:

Name:

Title:

Agreed as of the date first written above:

STAAR SURGICAL COMPANY

By:

Name:

Title:

Staar Surgical Company
October 25, 2002

SCHEDULE 3
TO AMENDED AND RESTATED CREDIT AGREEMENT

MANDATORY REDUCTION OF LINE OF CREDIT

Date	Amount of Reduction	Line of Credit

August 7, 2002	$2,500,000	$4,500,000
August 30, 2002	$100,000	$4,400,000
September 30, 2002	$100,000	$4,300,000
October 31, 2002	$125,000	$4,175,000
November 29, 2002	$150,000	$4,025,000
December 31, 2002	$320,000	$3,705,000
January 31, 2003	$345,000	$3,360,000
February 28, 2003	$360,000	$3,000,000
March 31, 2003	$3,000,000	$0